EXHIBIT 99.1

Jones Lang LaSalle

Income Property Trust™

Quarterly Report for the period ended September 30, 2014

EXECUTIVE SUMMARY

In the third quarter 2014, JLL Income Property Trust:

- Paid net of fees quarterly distributions of $0.1109 on Class M shares, $0.09356 on Class A shares and $0.11902 on Class M-I shares[1];
- Increased our gross distribution from $0.11 per quarter to $0.12 per quarter, an increase of 9.1%;
- Maintained portfolio occupancy of 97%;
- Realized 0.97% share appreciation resulting primarily from net increases in underlying property values; and
- Achieved net Q3 returns of 2.04% on M shares, 1.88% on A shares and 2.12% on M-I shares.

Returns Summary[2]

	Class M	Class A	Class M-I[3]
Q3 Return (Gross)	2.13%	2.13%	2.13%
Q3 Return (Net)	2.04%	1.88%	2.12%
2014 YTD Return (Gross)[4]	5.86%	5.87%	-
2014 YTD Return (Net)[4]	5.50%	5.09%	-
Since Inception Return (Gross)[5]	6.49%	6.40%	-
Since Inception Return (Net)[5]	6.04%	5.47%	-

Distribution Summary

Q3 Distribution per Share (Net)	$0.1109	$0.09356	$0.11902
YTD Distribution per Share (Net)	$0.30513	$0.26271	-

NAV

NAV per Share[6] (on 9/30/14)	$10.44	$10.42	$10.44

[1] Fees and expenses reduce cash available for distribution. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or offering proceeds. To date, cumulative distributions have been funded by cash flow from operations. Distribution payments are not guaranteed and may be modified at the Company's discretion.

[2] Past performance is no guarantee of future results. All returns shown in the table are net of Company expenses, advisory fees and share class specific fees.

[3] Returns calculated beginning on July 1, 2014, the quarter in which Class M-I shares were first issued.

[4] Year to Date Return for each share class is calculated by adding share price changes with cumulative dividends for that year and dividing the result by the January 1 price.

[5] Since Inception Returns are annualized since October 1, 2012.

[6] NAV is reported based on the fair value of assets less liabilities. Our daily NAV can be found on our website at www.jllipt.com and our toll-free number, 855.652.0277. For important disclosures regarding the Company's performance please refer to the "Notes" section in the back of this letter. Current performance may be higher or lower than the performance quoted herein. The investment return and principal value of an investment will fluctuate so that an investment may be worth more or less than its original cost. No representation or warranty is made as to the efficacy of any particular strategy or the actual returns that may be achieved.

Portfolio Summary

Total Assets (at fair value)[7]	$904 million
Net Asset Value (NAV)	$493 million
Company Leverage Ratio	46%
Number of Properties	27
Total Square Feet & Units	4.6 million Sq. Ft. & 2,015 units
Geographic Diversification	10 States and Canada
Portfolio Occupancy	97%
Average Remaining Lease Term[8]	7.9 years
Investment Strategy	Diversified - Core
Inception Date[9]	October 1, 2012
Tax Reporting	1099-DIV
Minimum Initial Investment	$10,000

[7] Total assets at fair value are reported at pro-rata share for properties with joint ownership.

[8] Average remaining lease term excludes apartment properties as these leases are generally one year in term.

[9] This offering went effective with the SEC on October 1, 2012 at an initial offering price of $10.00 per share.

Unless otherwise noted, portfolio data as of 9/30/2014

For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information

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PORTFOLIO UPDATE We had noteworthy accomplishments in the third quarter disposing of two non-strategic assets and closing on one new very accretive financing. Disposition Activity In August, we sold Stirling Slidell Shopping Centre, a 139,000 square foot retail property located in Slidell, LA, for approximately $14.6 million. In conjunction with the sale, we paid off the mortgage loan for approximately $12.0 million. This was a higher LTV asset at 82%. It also was our only remaining 2014 debt maturity and at a 5.15% interest rate this disposition was important in accomplishing our goal of reducing our Company level loan to value ratio and also paying off or refinancing loans that are higher than current interest rates. Further, this property was shadow-anchored by a Target discount store and not in keeping with our retail strategy of focusing on the grocery-anchored format. We also disposed of one of our few remaining suburban office properties, Westar I in suburban St. Louis. This was also a higher LTV asset which carried a 6.05% interest rate and had a March 2015 loan maturity. With those two dispositions we reduced our company-wide LTV, reduced our weighted average interest rate across our portfolio and also eliminated all of our near term debt maturities. It is important to note that we now have no loans coming due until the fourth quarter of 2016 - two years from now. Financing Activity In the quarter, our asset management teams closed on a $10.2 million financing secured by Charlotte Distribution Center, the industrial property we acquired in June located in Charlotte, NC. This new loan is for 10 years at a fixed interest rate of 3.66%. The loan to value is at 40% to our purchase price. Using moderate leverage is a strategic way to extend our investment capacity and further diversify our portfolio. We plan on maintaining a 30-50% Company leverage ratio during 2014, which will ensure our balance sheet is healthy while allowing us to take advantage of the current low interest rate environment. At quarter end our Company leverage ratio was 46%. The weighted average interest rate on our outstanding loans decreased 17 basis points to 4.20% during the first nine months of this year. Occupancy We feel positive about the occupancy of the portfolio, which is near or better than national averages across all 2 Quarterly Report | September 30, 2014 Distributions On February 7th, May 2nd, and August 4th 2014 we paid gross distributions of $0.11 per share related to the fourth quarter of 2013 and first and second quarters of 2014. On November 7th 2014 we paid a gross distribution of $0.12 per share related to the third quarter of 2014, a 9.1% increase in the gross distribution rate from the prior quarter. These gross distributions were paid out to stockholders, but were reduced for share class specific fees. On November 4th, our board of directors approved our fourth quarter distribution of $0.12 per share to stockholders of record as of December 30th to be paid on February 6th 2015. Again, this gross distribution will be reduced by share class specific fees for all stockholders. Share Value The NAV per share for our Class M, Class A, and Class M-I shares as of September 30th was $10.44, $10.42 and $10.44, respectively. The NAV of each share class increased this quarter as increasing property valuations have had a positive impact of approximately $0.25 per share for the year. We generally see an upward trend in our NAV throughout the quarter as we accrue our portfolio income, and then we see a comparable reduction in our NAV for the accrual of that distribution payment once we reach our record date. Our property investment portfolio is externally appraised by our independent valuation advisor, Real Estate Research Corporation. Our daily share values are posted on our website (www.jllipt.com) and are available via our stockholder services customer support line at 855.652.0277. Investment Returns The combination of share appreciation and distributions for the rolling four quarters ending September 30, 2014, generated a net total return of 6.71% and 6.06% for Class M and A shares, respectively. The total return was comprised of a cash return of 3.93% and 3.41% and an appreciation return of 2.65% and 2.56% for Class M and A shares, respectively. COMPANY UPDATE For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information

Quarterly Report | September 30, 2014

Jones Lang LaSalle
Income Property Trust™

segments. Looking at each property type, we maintained our apartment occupancy at 93% this quarter, down 1% from last year, while our industrial occupancy remained unchanged at 100%. We continued to maintain our office occupancy around 96% for the quarter, up 14% from last year as a result of strong leasing activity at Monument IV at Worldgate and 111 Sutter Street and the sale of 13 of the 15 properties in the Dignity Health Office Portfolio. Our retail occupancy increased 4% to 97% for the quarter and increased 2% compared to last year primarily due to the disposition of Stirling Slidell Shopping Centre, our non-grocery-anchored property located in Slidell, LA which we sold in the third quarter.

Tender Offer

On September 24th we completed a tender offer in which we repurchased 4.4 million shares of our Class M common stock at $10.48 per share for a total of $46 million. The tender offer was conducted to provide our legacy Class M stockholders an alternative liquidity option at the then current NAV per share in advance of those shares becoming eligible for our regular daily Share Repurchase Plan. Through this tender offer we demonstrated our commitment to acting in our stockholders best interests and also providing greater liquidity in our shares during periods of excess repurchase demand.

Outlook

Overall, we are extremely pleased with our year to date accomplishments. We have closed on five new acquisitions, disposed of two non-strategic assets, and closed six new financings, all at accretive leveraged yields. We would also like to highlight that with our two third quarter dispositions, over the last two years we have sold 17 different properties, all at arms-length market determined pricing and each of those sales closed within plus or minus 1% of our most recent independently appraised value. We believe those sales speak volumes to the credibility of our valuation methodologies and ultimately should translate into confidence in our daily NAV.

Since the public offering of our shares began in the fall of 2012 we have raised gross proceeds of nearly $300 million. Financial Advisors and Portfolio Managers are looking for increased diversification and alternative sources of income for their client portfolios and core real estate is well positioned to provide both. We are very appreciative of the ongoing support and interest we have received for our offering. We had our largest quarterly raise of $60.1 million this quarter and we have raised over $120 million during the first nine months of the year. As we grow our portfolio of diversified core properties, we remain committed to actively managing our real estate assets to provide attractive income returns to our stockholders.

As we near the end of 2014, our target acquisitions remain well-located, well-leased industrial properties, grocery-anchored, community-oriented retail properties and apartments that may provide growth to our portfolio. We are very pleased with our accomplishments so far in 2014 and are confident that we can continue to add value to our portfolio and generate moderate appreciation over time for our stockholders.

PORTFOLIO DIVERSIFICATION (BY VALUATION)

By Property Type


23%
Apartments
31%
Office
22%
Industrial
3%
Other
21%
Retail

By Geographic Region


38%
South
11%
Midwest
4%
International
18%
East
29%
West

CONTACT

We strive to keep you well informed regarding JLL Income Property Trust. If you have any questions, please speak to your designated account representative or contact shareholder services at 855.652.0277 between the hours of 8:00 a.m. and 5:00 p.m. central time or via email at jllipt@lasalle.com.

LaSalle Investment Management®
JLL

For Current Investors Only | Confidential | Distribution or Reproduction Prohibited | See Back Panel for Important Disclosure Information

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4 This report is current as of the date noted, is solely for informational purposes, and does not purport to address the financial objectives, situation, or specific need of any individual reader. The information contained herein has been obtained from sources believed to be reliable, but we cannot guarantee its accuracy or completeness. Opinions and estimates expressed herein are as of the date of the report and are subject to change without notice. Neither the information nor any opinion expressed represents a solicitation for the purchase or sale of any security. Economic or financial forecasts are inherently limited and should not be relied on as an indicator of future investment performance. Past performance is no guarantee of future results The Company is advised by LaSalle Investment Management, Inc. (“LaSalle”). Notes The returns shown in this document are intended to represent investment results for the Company for the period stated and are not predictive of future results. The returns have been prepared using unaudited data and valuations of the underlying investments in the Company’s portfolio, which are done or reviewed by our independent valuation advisor. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions. The returns are net of all management fees (e.g. the Fixed and Variable Management Fee) and Company expenses (e.g. administration, organization, legal and accounting fees, and transaction expenses) and include capital gains and other earnings. The year to date return is time-weighted using a geometric linking of quarterly returns. Strategies undertaken by the Company are not intended to track any index and information on indicies is provided for illustrative purposes only. Nothing herein should be construed as a solicitation of clients, or as an offer to sell or a solicitation of an offer to invest in the Company. Such investments may be offered only pursuant to an offering memorandum. Certain information herein has been obtained from public and third party sources and, although believed to be reliable, has not been independently verified and its accuracy, completeness or fairness cannot be guaranteed. Important Risk Disclosure Real Estate Investment Trusts (REITs) involve a significant degree of risk and should be regarded as speculative. They are only made available to qualified investors under the terms of the offering memorandum. The securities of issuers that are principally engaged in the real estate sector may be subject to risks similar to those associated with the direct ownership of real estate. These include: declines in real estate values, defaults by mortgagors or other borrowers and tenants, increases in property taxes and operating expenses, overbuilding, fluctuations in rental income, changes in interest rates, possible lack of availability of mortgage funds or financing, extended vacancies of properties, changes in tax and regulatory requirements (including zoning laws and environmental restrictions), losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, and casualty or condemnation losses. In addition, the performance of the local economy in each of the regions in which real estate is located affects occupancy, market rental rates and expenses and, consequently, has an impact on the income from such properties and their underlying values. No investment strategy or risk management technique can guarantee return or eliminate risk in any market environment. Holdings may be highly leveraged and, therefore, more sensitive to adverse business or financial developments. These investments are long-term and unlikely to produce realized income for investors for a number of years. Interests in these investments are not transferable. The holding may be illiquid—very thinly traded or assets for which no market exists. These investments may use leverage, which even on a short-term basis can magnify increases or decreases in the value of the investment. The business of identifying these investment opportunities is competitive. In addition, high fees and expenses may offset the Company’s profits. For complete disclosure of risks related to the Company, please see our Annual Report filed on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Reports on Form 10-Q, also filed with the SEC. Important Disclosure Information LaSalle Investment Management is one of the world’s leading real estate investment managers and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940. LaSalle is an indirect wholly-owned subsidiary of Jones Lang LaSalle Incorporated, a global real estate services firm listed on the New York Stock Exchange. This document is being provided on a confidential basis for informational purposes only. Nothing herein is or should be construed as investment, legal or tax advice, a recommendation of any kind, a solicitation of clients, or an offer to sell or a solicitation of an offer to invest in the Company. An investment in the Company may be offered only pursuant to the Company’s confidential offering memorandum or prospectus, subscription document, operating agreement, Privacy Policy and Disclosure and Waiver Letter, as applicable, and other related documents (collectively, the “Offering Package”). The information contained herein is not complete, may not be current, is subject to change, and is subject to, and qualified in its entirety by, the more complete disclosures, risk factors and other terms that are contained in the Offering Package. Certain information herein has been obtained from third party sources and although believed to be reliable, has not been independently verified and its accuracy or completeness cannot be guaranteed. No representation is made with respect to the accuracy, completeness, or timeliness of this document. Prior to investing in the Company, investors must carefully review the Offering Package and acknowledge in writing that they understand the risks associated with such an investment. Prospective investors must complete the subscription document, which requires certification of the investor’s qualifications, including without limitation, the investor’s financial suitability, investment sophistication and experience, and willingness and ability to bear the risks associated with an investment in the Company. Prospective investors should consult their tax and/or legal advisors before making tax-related and/or legal-related investment decisions. This report contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” and other similar terms, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Copyright © 2014 LaSalle Investment Management, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior permission of LaSalle.